Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500
Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS SECOND QUARTER

2013 RESULTS

STAMFORD, Conn. (July 25, 2013) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported second quarter 2013 financial results.

Second Quarter 2013 Highlights

•	Excluding special items, EPS from continuing operations was $0.79. Including special items, EPS from continuing operations was $0.71.

•	Adjusted EBITDA was $333 million, which included $30 million of EBITDA from the St. Regis Bal Harbour residential project.

•	Excluding special items, income from continuing operations was $153 million. Including special items, income from continuing operations was $137 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.4% in constant dollars (3.9% in actual dollars) compared to 2012. Systemwide REVPAR for Same-Store Hotels in North America increased 5.2% in constant dollars (5.1% in actual dollars).

•	Management fees, franchise fees and other income increased 6.3% compared to 2012.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 94 basis points compared to 2012.

•	Worldwide REVPAR for Starwood Same-Store Owned Hotels increased 4.4% in constant dollars (3.7% in actual dollars) compared to 2012.

•	Margins at Starwood Same-Store Owned Hotels Worldwide increased approximately 160 basis points compared to 2012.

•	Earnings from Starwood’s vacation ownership and residential business increased approximately $1 million compared to 2012.

•	During the quarter, the Company signed 32 hotel management and franchise contracts, representing approximately 6,500 rooms, and opened 18 hotels and resorts with approximately 3,100 rooms.

Second Quarter 2013 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the second quarter of 2013 of $0.71 compared to $0.66 in the second quarter of 2012. Excluding special items, EPS from continuing operations was $0.79 for the second quarter of 2013 compared to $0.70 in the second quarter of 2012. Special items in the second quarter of 2013, which totaled a charge of $16 million (after tax), primarily related to certain non-recurring income tax charges associated with an asset disposition, interest on deferred income from sales of vacation ownership units, and the resolution of certain tax positions. Special items in the second quarter of 2012, which totaled a charge of $9 million (after-tax), primarily related to costs associated with the early extinguishment of debt. Excluding special items, the effective income tax rate in the second quarter of 2013 increased to 33.8%, compared to 31.5% in the second quarter of 2012, primarily due to the higher percentage of pretax income in the United States in 2013.

Income from continuing operations was $137 million in the second quarter of 2013, compared to $129 million in the second quarter of 2012. Excluding special items, income from continuing operations was $153 million in the second quarter of 2013 compared to $138 million in the second quarter of 2012.

Net income was $137 million and $0.71 per share in the second quarter of 2013, compared to $122 million and $0.62 per share in the second quarter of 2012.

Frits van Paasschen, CEO, said, “We exceeded our profit expectations – despite slower revenue growth and exchange rate headwinds – thanks to SG&A cost control and good margin performance at Owned and Managed hotels. The global recovery continues. Tight supply in North America and Europe is the order of the day, with virtually no new high-end hotels coming on stream. Our occupancies in Europe are close to 72%. In North America, they reached 76%, the highest Starwood has ever reported. In China, our hotels significantly outperformed the competition, demonstrating the value our brands bring to our hotel owners, even in soft market conditions.

Our global luxury business performed especially well in the second quarter, highlighting the strength of our global footprint of over 35,000 luxury rooms in nearly 40 countries. Rising wealth, global business demand, and interest in new destinations are set to fuel the growth in luxury travel for some time to come. With St. Regis, Luxury Collection and W Hotels, our three distinct approaches to luxury, we are well positioned to capture greater share in this profitable segment.”

Six Months Ended June 30, 2013 Earnings Summary

Income from continuing operations was $280 million in the six months ended June 30, 2013 compared to $258 million in the same period in 2012. Excluding special items, income from continuing operations was $301 million in the six months ended June 30, 2013 compared to $262 million in the same period in 2012.

Net income was $350 million and $1.80 per share in the six months ended June 30, 2013 compared to $250 million and $1.27 per share in the same period in 2012. Net income in the six months ended June 30, 2013 included a tax benefit of $70 million, in discontinued operations, as a result of the reversal of a reserve associated with an uncertain tax position related to a previous disposition. The applicable statute of limitation for this tax position lapsed during the first quarter of 2013.

Adjusted EBITDA was $648 million in the six months ended June 30, 2013 compared to $620 million in the same period in 2012.

Second Quarter 2013 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.4% in constant dollars (3.9% in actual dollars) compared to the second quarter of 2012. International Systemwide REVPAR for Same-Store Hotels increased 3.3% in constant dollars (2.2% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	5.2%	5.1%
Latin America	0.7%	0.7%
Asia Pacific:
Greater China	0.9%	2.7%
Rest of Asia	5.3%	0.3%
Europe, Africa & Middle East:
Europe	2.5%	2.4%
Africa & Middle East	7.5%	5.5%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	8.7%	8.4%
W Hotels	4.2%	4.0%
Westin	4.4%	3.8%
Sheraton	3.3%	2.5%
Le Méridien	1.8%	1.9%
Four Points by Sheraton	5.3%	5.3%
Aloft	8.2%	8.2%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 94 basis points compared to 2012. International gross operating profit margins for Same-Store Company-Operated properties increased 70 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 123 basis points, driven by REVPAR increases and cost controls.

Management fees, franchise fees and other income were $236 million, up $14 million, or 6.3% compared to the second quarter of 2012. Management fees increased 8.7% to $137 million and franchise fees increased 7.7% to $56 million.

Development

During the second quarter of 2013, the Company signed 32 hotel management and franchise contracts, representing approximately 6,500 rooms, of which 23 are new builds and 9 are conversions from other brands. At June 30, 2013, the Company had approximately 400 hotels in the active pipeline representing approximately 100,000 rooms.

During the second quarter of 2013, 18 new hotels and resorts (representing approximately 3,100 rooms) entered the system, including Le Méridien Yixing (China, 280 rooms), Aloft Ahmedabad, SG Road (India, 178 rooms), King George, a Luxury Collection Hotel, Athens (Greece, 102 rooms), The Westin Sacramento (California, 101 rooms), Sheraton Pittsburgh Airport Hotel (Pennsylvania, 200 rooms), and Element Vaughan Southwest (Canada, 152 rooms). During the quarter, two properties (representing approximately 400 rooms) were removed from the system.

Owned, Leased and Consolidated Joint Venture Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 4.4% in constant dollars (3.7% in actual dollars) when compared to 2012. REVPAR at Starwood Same-Store Owned Hotels in North America increased 9.8% in constant dollars (9.2% in actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR increased 0.7% in constant dollars (decreased 0.1% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 5.5% in constant dollars (4.8% in actual dollars) while costs and expenses increased 3.6% in constant dollars (2.7% in actual dollars) when compared to 2012. Margins at these hotels increased approximately 160 basis points compared to 2012.

Revenues at Starwood Same-Store Owned Hotels in North America increased 11.1% in constant dollars (10.5% in actual dollars) while costs and expenses increased 6.2% in constant dollars (5.7% in actual dollars) when compared to 2012. Margins at these hotels increased approximately 360 basis points.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 1.5% in constant dollars (0.7% in actual dollars) while costs and expenses increased 1.5% in constant dollars (0.2% in actual dollars) when compared to 2012. Margins at these hotels increased approximately 40 basis points.

Revenues at owned, leased and consolidated joint venture hotels were $419 million, compared to $453 million in 2012. Expenses at owned, leased and consolidated joint venture hotels were $328 million compared to $360 million in 2012. Second quarter 2013 results were negatively impacted by asset sales completed since the second quarter of 2012.

Vacation Ownership

Total vacation ownership revenues increased 7.4% to $159 million in the second quarter of 2013, when compared to 2012, primarily due to increased revenues from resort operations, which included the transfer of the Westin St. John’s revenues from owned hotels to vacation ownership. Originated contract sales of vacation ownership intervals and number of contracts signed increased 3.9% and 1.7%, respectively. The average price per vacation ownership unit sold increased 2.8% to approximately $14,800, driven by inventory mix and increased focus on sales through new buyer channels.

Residential

During the second quarter of 2013, the Company’s residential revenues were $80 million compared to $168 million in 2012. The Company realized residential revenues from Bal Harbour of $74 million and generated EBITDA of $30 million, compared to revenues of $167 million and EBITDA of $35 million in the same period of 2012. During the second quarter of 2013, the Company closed sales of 22 units at Bal Harbour and realized incremental cash proceeds of $71 million associated with these units. From project inception through June 30, 2013, the Company has closed contracts on approximately 93% of the total residential units available at Bal Harbour and realized residential revenue of $1.0 billion and EBITDA of $249 million.

Selling, General, Administrative and Other

During the second quarter of 2013, selling, general, administrative and other expenses increased 2.3% to $88 million for the three months ended June 30, 2013, when compared to the corresponding period of 2012, primarily due to an increase in reserves for uncollectible receivables and the unfavorable impact of foreign exchange. These increases were partially offset by approximately $7 million of favorable benefits from certain government incentives received in connection with the relocation of our corporate headquarters. These incentives were forecasted for 2013, but were anticipated in the back half of the year. The Company now forecasts selling, general, administrative, and other expenses to increase 2% to 3% for the full year.

Capital

Gross capital spending during the quarter included approximately $31 million of maintenance capital and $48 million of development capital.

Asset Sales

During the second quarter of 2013, the Company completed the sale of the W New Orleans for cash proceeds of approximately $65 million. This hotel was sold subject to a long-term management contract and the Company recorded a deferred gain of approximately $3 million.

Share Repurchase

In the second quarter of 2013 the Company repurchased approximately 140,000 shares at a total cost of approximately $8 million and a weighted average price of $59.77 per share. As of June 30, 2013, approximately $624 million remained available under the Company’s share repurchase authorization.

Balance Sheet

At June 30, 2013, the Company had gross debt of $1.266 billion, cash and cash equivalents of $803 million (including $141 million of restricted cash) and net debt of approximately $463 million, compared to net debt of approximately $746 million as of March 31, 2013, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at June 30, 2013, including $435 million of debt and $17 million of restricted cash associated with securitized vacation ownership notes receivable, was approximately $881 million.

Outlook

For the Full Year 2013:

Including Bal Harbour, which is expected to contribute approximately $110 million of EBITDA, Adjusted EBITDA is expected to be approximately $1.230 billion to $1.250 billion (based on the assumptions below).

•	Excluding Bal Harbour, Adjusted EBITDA is expected to be approximately $1.120 billion to $1.140 billion, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 6% in constant dollars (approximately 50 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Company-Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 100 basis points lower in actual dollars at current exchange rates).

•	Margins at Same-Store Owned Hotels Worldwide increase 75 to 125 basis points.

•	Management fees, franchise fees and other income increase approximately 7.5% to 9.5%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $165 million to $170 million.

•	Selling, general and administrative expenses increase approximately 2% to 3%.

•	Full year earnings from owned hotels are negatively impacted by approximately $8 million due to assets sold year to date in 2013.

•	Shifts in exchange rates since we first provided our outlook will negatively impact full year earnings by $12 million if exchange rates stay at current levels.

•	Depreciation and amortization is expected to be approximately $295 million.

•	Interest expense is expected to be approximately $120 million.

•	Full year effective tax rate is expected to be approximately 33%, and cash taxes are expected to be approximately $125 million.

•	Including Bal Harbour, EPS before special items is expected to be approximately $2.81 to $2.88 (based on the assumptions above).

•

Full year capital expenditures (excluding vacation ownership and residential inventory) are expected to be approximately $175 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $300 million.

•	Vacation ownership (excluding Bal Harbour) is expected to generate approximately $200 million in positive cash flow. Bal Harbour is expected to generate at least $175 million in net cash flow.

For the three months ended September 30, 2013:

•

Including Bal Harbour, which is expected to contribute approximately $15 million of EBITDA, Adjusted EBITDA is expected to be approximately $280 million to $290 million (based on the assumptions below).

•	Excluding Bal Harbour, Adjusted EBITDA is expected to be approximately $265 million to $275 million, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 6% in constant dollars (approximately 50 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Company-Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 100 basis points lower in actual dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 7.5% to 9.5%.

•	Earnings from the Company’s vacation ownership and residential business are flat to up approximately $5 million year over year.

•	Depreciation and amortization is expected to be approximately $75 million.

•	Interest expense is expected to be approximately $30 million.

•	Including Bal Harbour, income from continuing operations is expected to be approximately $117 million to $124 million, (based on the assumptions above).

•	The effective tax rate is expected to be approximately 33%.

•	Including Bal Harbour, EPS is expected to be approximately $0.60 to $0.64 (based on the assumptions above).

Special Items

The Company’s special items included a pre-tax benefit of $1 million ($16 million charge after-tax) in the second quarter of 2013 compared to a pre-tax charge of $16 million ($9 million after-tax) in the same period of 2012.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended June 30,			Six Months Ended June 30,
2013	2012		2013	2012
$153	$138	Income from continuing operations before special items	$301	$262

$0.79	$0.70	EPS before special items	$1.55	$1.33

		Special Items
—	—	Restructuring and other special (charges) credits, net (a)	1	11
1	(1)	Gain (loss) on asset dispositions and impairments, net (b)	(8)	(8)
—	(15)	Debt Extinguishment (c)	—	(15)

1	(16)	Total special items – pre-tax	(7)	(12)
(17)	7	Income tax benefit (expense) for special items (d)	(14)	8

(16)	(9)	Total special items – after-tax	(21)	(4)

$137	$129	Income from continuing operations	$280	$258

$0.71	$0.66	EPS including special items	$1.44	$1.31

a)	During the six months ended June 30, 2012, the Company recorded a favorable adjustment of $11 million to reverse a portion of a litigation reserve established in 2011.

b)	During the six months ended June 30, 2013, the net loss primarily related to the sale of three wholly-owned hotels. During the three months ended June 30, 2012, the net loss primarily related to various asset dispositions. The six months ended June 30, 2012 included a net loss primarily related to the sale of one wholly-owned hotel.

c)	During the three and six months ended June 30, 2012, the net charges were associated with the redemption of approximately $495 million of senior notes.

d)	During the three months ended June 30, 2013, the net charges included $4 million related to an asset disposition, $8 million to accrue interest on deferred income associated with vacation ownership sales, and approximately $5 million for charges associated with tax reserves and resolution of certain tax positions. The six months ended June 30, 2013, included a tax benefit of $3 million related to an asset sale. During the three and six months ended June 30, 2012, the benefit primarily represented income tax benefits on special items at the statutory rate.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the second quarter financial results at 10:30 a.m. Eastern Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available at 1:30 p.m. Eastern Time on Thursday, July 25 and will run for one year. Alternatively, participants may call into (866) 921-0636 with conference ID 99326536; please dial in fifteen minutes early to ensure a timely start. A call replay will be available from 2:00 p.m. Eastern Time on Thursday, July 25, 2013 through Thursday, August 1, 2013 and can be accessed by dialing (855) 859-2056 with conference ID 99326536.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in the Company’s industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating the operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges, and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s owned, leased and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,162 properties in nearly 100 countries and 171,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and Element®. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended June 30,				Six Months Ended June 30,
2013	2012	% Variance		2013	2012	% Variance
			Revenues
$419	$453	(7.5)	Owned, leased and consolidated joint venture hotels	$798	$855	(6.7)
239	316	(24.4)	Vacation ownership and residential sales and services	548	830	(34.0)
236	222	6.3	Management fees, franchise fees and other income	453	423	7.1
668	627	6.5	Other revenues from managed and franchised properties (a)	1,302	1,225	6.3

1,562	1,618	(3.5)		3,101	3,333	(7.0)
			Costs and Expenses
328	360	8.9	Owned, leased and consolidated joint venture hotels	648	709	8.6
163	241	32.4	Vacation ownership and residential	362	634	42.9
88	86	(2.3)	Selling, general, administrative and other	178	182	2.2
—	—	—	Restructuring and other special charges (credits), net	(1)	(11)	90.9
57	56	(1.8)	Depreciation	115	113	(1.8)
8	6	(33.3)	Amortization	15	12	(25.0)
668	627	(6.5)	Other expenses from managed and franchised properties (a)	1,302	1,225	(6.3)

1,312	1,376	4.7		2,619	2,864	8.6
250	242	3.3	Operating income	482	469	2.8
8	5	60.0	Equity (losses) earnings and gains (losses) from unconsolidated ventures, net	17	15	13.3
(26)	(46)	43.5	Interest expense, net of interest income of $0, $1, $1 and $1	(52)	(95)	45.3
—	(15)	100.0	Loss on early extinguishment of debt, net	—	(15)	100.0
1	(1)	(200.0)	Gain (loss) on asset dispositions and impairments, net	(8)	(8)	—

233	185	25.9	Income from continuing operations before taxes and noncontrolling interests	439	366	19.9
(95)	(56)	69.6	Income tax benefit (expense)	(159)	(108)	47.2

138	129	7.0	Income from continuing operations	280	258	8.5
			Discontinued Operations:
—	(7)	100.0	Gain (loss) on dispositions, net of tax	70	(8)	n/m

138	122	13.1	Net income	350	250	40.0
(1)	—	n/m	Net loss (income) attributable to noncontrolling interests	—	—	—

$137	$122	12.3	Net income attributable to Starwood	$350	$250	40.0

			Earnings (Losses) Per Share – Basic
$0.72	$0.67	7.5	Continuing operations	$1.46	$1.34	9.0
—	(0.04)	(100.0)	Discontinued operations	0.37	(0.04)	n/m

$0.72	$0.63	14.3	Net income (loss)	$1.83	$1.30	40.8

			Earnings (Losses) Per Share – Diluted
$0.71	$0.66	7.6	Continuing operations	$1.44	$1.31	9.9
—	(0.04)	(100.0)	Discontinued operations	0.36	(0.04)	n/m

$0.71	$0.62	14.5	Net income (loss)	$1.80	$1.27	41.7

			Amounts attributable to Starwood’s Common Stockholders
$137	$129	6.2	Continuing operations	$280	$258	8.5
—	(7)	(100.0)	Discontinued operations	70	(8)	n/m

$137	$122	12.3	Net income (loss)	$350	$250	40.0

192	195		Weighted average number of shares	192	193

194	198		Weighted average number of shares assuming dilution	194	197

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	June 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$662	$305
Restricted cash	153	158
Accounts receivable, net of allowance for doubtful accounts of $56 and $59	616	586
Inventories	253	361
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $7 and $9	61	65
Deferred income taxes	271	320
Prepaid expenses and other	174	124

Total current assets	2,190	1,919
Investments	266	260
Plant, property and equipment, net	3,039	3,162
Assets held for sale, net	8	36
Goodwill and intangible assets, net	2,031	2,025
Deferred income taxes	588	636
Other assets (a)	465	385
Securitized vacation ownership notes receivable	379	438

Total assets	$8,966	$8,861

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$2	$2
Accounts payable	95	121
Current maturities of long-term securitized vacation ownership debt	113	150
Accrued expenses	1,171	1,074
Accrued salaries, wages and benefits	338	395
Accrued taxes and other	205	287

Total current liabilities	1,924	2,029
Long-term debt (b)	1,264	1,273
Long-term securitized vacation ownership debt	322	383
Deferred income taxes	76	78
Other liabilities	1,899	1,956

Total liabilities	5,485	5,719

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 194,935,452 and 193,121,094 shares at June 30, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	853	816
Accumulated other comprehensive loss	(386)	(338)
Retained earnings	3,007	2,657

Total Starwood stockholders’ equity	3,476	3,137
Noncontrolling interest	5	5

Total stockholders’ equity	3,481	3,142

Total liabilities and stockholders’ equity	$8,966	$8,861

(a)	Includes restricted cash of $5 million and $6 million at June 30, 2013 and December 31, 2012, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $355 million and $389 million at June 30, 2013 and December 31, 2012, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2013	2012	% Variance		2013	2012	% Variance
			Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
$137	$122	12.3	Net income	$350	$250	40.0
32	52	(38.5)	Interest expense (a)	60	101	(40.6)
—	15	(100.0)	Loss on early extinguishment of debt, net	—	15	(100.0)
95	54	75.9	Income tax (benefit) expense (b)	89	107	(16.8)
61	63	(3.2)	Depreciation (c)	125	127	(1.6)
9	7	28.6	Amortization (d)	17	14	21.4

334	313	6.7	EBITDA	641	614	4.4
(1)	1	(200.0)	(Gain) loss on asset dispositions and impairments, net	8	8	—
—	9	(100.0)	Net (gain)/loss on dispositions (e)	—	9	(100.0)
—	—	—	Restructuring and other special charges (credits), net	(1)	(11)	(90.9)

$333	$323	3.1	Adjusted EBITDA	$648	$620	4.5

(a)	Includes $6 million and $5 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended June 30, 2013 and 2012, respectively, and $7 million and $5 million for the six months ended June 30, 2013 and 2012, respectively.
(b)	Includes $0 million and $(2) million of tax expense (benefit) recorded in discontinued operations for the three months ended June 30, 2013 and 2012, respectively, and $(70) million and $(1) million for the six months ended June 30, 2013 and 2012, respectively.
(c)	Includes $4 million and $7 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended June 30, 2013 and 2012, respectively, and $10 million and $14 million for the six months ended June 30, 2013 and 2012, respectively.
(d)	Includes $1 million and $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended June 30, 2013 and 2012, respectively, and $2 million and $2 million for the six months ended June 30, 2013 and 2012, respectively.
(e)	Excludes the taxes included in (b) above.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels Worldwide

(In millions)

	Three Months Ended June 30, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$16	4.8
Impact of changes in foreign exchange rates	2	0.7

Revenue increase/(decrease) in constant dollars	$18	5.5

Expense
Expense increase/(decrease) (GAAP)	$7	2.7
Impact of changes in foreign exchange rates	2	0.9

Expense increase/(decrease) in constant dollars	$9	3.6

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels North America

(In millions)

	Three Months Ended June 30, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$14	10.5
Impact of changes in foreign exchange rates	1	0.6

Revenue increase/(decrease) in constant dollars	$15	11.1

Expense
Expense increase/(decrease) (GAAP)	$6	5.7
Impact of changes in foreign exchange rates	1	0.5

Expense increase/(decrease) in constant dollars	$7	6.2

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels International

(In millions)

	Three Months Ended June 30, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$1	0.7
Impact of changes in foreign exchange rates	2	0.8

Revenue increase/(decrease) in constant dollars	$3	1.5

Expense
Expense increase/(decrease) (GAAP)	$—	0.2
Impact of changes in foreign exchange rates	2	1.3

Expense increase/(decrease) in constant dollars	$2	1.5

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliation – Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended June 30,			Six Months Ended June 30,
	2013	2012	% Variance	2013	2012	% Variance
Vacation ownership and residential sales and services revenue	$239	$316	(24.4)	$548	$830	(34.0)
Vacation ownership and residential expenses	(163)	(241)	32.4	(362)	(634)	42.9

Earnings from vacation ownership and residential	$76	$75	1.3	$186	$196	(5.1)

Non-GAAP to GAAP Reconciliation – Earnings from Bal Harbour

(In millions)

	Three Months Ended June 30
	2013	2012	% Variance
Total Bal Harbour revenues	$74	$167	(55.7)
Total Bal Harbour expenses	(44)	(132)	66.7

Earnings from Bal Harbour	$30	$35	(14.3)

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended September 30, 2013		Year Ended December 31, 2013
$117	Net income (a)	$595
30	Interest expense	120
58	Income tax expense (a)	213
75	Depreciation and amortization	295

280	EBITDA	1,223
—	(Gain) loss on asset dispositions and impairments, net	8
—	Restructuring and other special charges (credits)	(1)

$280	Adjusted EBITDA	$1,230

Three Months Ended September 30, 2013		Year Ended December 31, 2013
$117	Income from continuing operations before special items	$546

$0.60	EPS before special items	$2.81

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	(8)
—	Restructuring and other special (charges) credits	1

—	Total special items – pre-tax	(7)
—	Income tax (expense) benefit associated with special items	(14)

—	Total special items – after-tax	(21)

$117	Income from continuing operations	$525

$0.60	EPS including special items	$2.70

	High Case

Three Months Ended September 30, 2013		Year Ended December 31, 2013
$124	Net income (a)	$608
30	Interest expense	120
61	Income tax expense (a)	220
75	Depreciation and amortization	295

290	EBITDA	1,243
—	(Gain) loss on asset dispositions and impairments, net	8
—	Restructuring and other special charges (credits)	(1)

$290	Adjusted EBITDA	$1,250

Three Months Ended September 30, 2013		Year Ended December 31, 2013
$124	Income from continuing operations before special items	$559

$0.64	EPS before special items	$2.88

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	(8)
—	Restructuring and other special (charges) credits	1

—	Total special items – pre-tax	(7)
—	Income tax (expense) benefit associated with special items	(14)

—	Total special items – after-tax	(21)

$124	Income from continuing operations	$538

$0.64	EPS including special items	$2.77

(a)	The full year amounts include a tax benefit of $70 million recorded in discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

Excluding Bal Harbour

(In millions)

Low Case

	Three Months Ended September 30,
	2013	2012	$ Variance
Vacation ownership and residential sales and services revenues	$205	$208	$(3)
Less: Bal Harbour revenues	(45)	(62)	17

Vacation ownership and residential sales and services revenue excluding Bal Harbour	$160	$146	$14

Vacation ownership and residential expenses	$150	$156	$(6)
Less: Bal Harbour expenses	(30)	(50)	20

Vacation ownership and residential expenses excluding Bal Harbour	$120	$106	$14

Earnings from vacation ownership and residential excluding Bal Harbour	$40	$40	$—

Year Ended December 31, 2013
Vacation ownership and residential sales and services revenues	$930
Less: Bal Harbour revenues	(275)

Vacation ownership and residential sales and services revenue excluding Bal Harbour	$655

Vacation ownership and residential expenses	$655
Less: Bal Harbour expenses	(165)

Vacation ownership and residential expenses excluding Bal Harbour	$490

Earnings from vacation ownership and residential excluding Bal Harbour	$(165)

High Case

	Three Months Ended September 30,
	2013	2012	$ Variance
Vacation ownership and residential sales and services revenues	$215	$208	$7
Less: Bal Harbour revenues	(45)	(62)	17

Vacation ownership and residential sales and services revenue excluding Bal Harbour	$170	$146	$24

Vacation ownership and residential expenses	$155	$156	$(1)
Less: Bal Harbour expenses	(30)	(50)	20

Vacation ownership and residential expenses excluding Bal Harbour	$125	$106	$19

Earnings from vacation ownership and residential excluding Bal Harbour	$45	$40	$5

Year Ended December 31, 2013
Vacation ownership and residential sales and services revenues	$940
Less: Bal Harbour revenues	(275)

Vacation ownership and residential sales and services revenue excluding Bal Harbour	$665

Vacation ownership and residential expenses	$660
Less: Bal Harbour expenses	(165)

Vacation ownership and residential expenses excluding Bal Harbour	$495

Earnings from vacation ownership and residential excluding Bal Harbour	$170

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended June 30,				Six Months Ended June 30,
2013	2012	% Variance	Same-Store Owned Hotels Worldwide	2013	2012	% Variance

			Revenue
$339	$323	5.0	Same-Store Owned Hotels (a)	$629	$599	5.0
2	54	(96.3)	Hotels Sold or Closed in 2013 and 2012	12	100	(88.0)
71	69	2.9	Hotels Without Comparable Results	143	142	0.7
7	7	—	Other ancillary hotel operations	14	14	—

$419	$453	(7.5)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$798	$855	(6.7)

			Costs and Expenses
$257	$251	(2.4)	Same-Store Owned Hotels (a)	$494	$481	(2.7)
2	40	95.0	Hotels Sold or Closed in 2013 and 2012	10	80	87.5
62	62	—	Hotels Without Comparable Results	131	135	3.0
7	7	—	Other ancillary hotel operations	13	13	—

$328	$360	8.9	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$648	$709	8.6

Three Months Ended June 30,				Six Months Ended June 30,
2013	2012	% Variance	Same-Store Owned Hotels North America	2013	2012	% Variance
			Revenue
$149	$135	10.4	Same-Store Owned Hotels (a)	$300	$267	12.4
2	54	(96.3)	Hotels Sold or Closed in 2013 and 2012	12	100	(88.0)
58	68	(14.7)	Hotels Without Comparable Results	115	133	(13.5)
1	—	n/m		—	—	—

$210	$257	(18.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$427	$500	(14.6)

			Costs and Expenses
$118	$112	(5.4)	Same-Store Owned Hotels (a)	$236	$225	(4.9)
2	40	95.0	Hotels Sold or Closed in 2013 and 2012	10	80	87.5
54	59	8.5	Hotels Without Comparable Results	108	119	9.2
1	—	n/m	Other ancillary hotel operations	—	—	—

$175	$211	17.1	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$354	$424	16.5

Three Months Ended June 30,				Six Months Ended June 30,
2013	2012	% Variance	Same-Store Owned Hotels International	2013	2012	% Variance
			Revenue
$190	$188	1.1	Same-Store Owned Hotels (a)	$329	$332	(0.9)
—	—	—	Hotels Sold or Closed in 2013 and 2012	—	—	—
13	1	n/m	Hotels Without Comparable Results	28	9	n/m
6	7	(14.3)	Other ancillary hotel operations	14	14	—

$209	$196	6.6	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$371	$355	4.5

			Costs and Expenses
$139	$139	—	Same-Store Owned Hotels (a)	$258	$256	(0.8)
—	—	—	Hotels Sold or Closed in 2013 and 2012	—	—	—
8	3	n/m	Hotels Without Comparable Results	23	16	(43.8)
6	7	14.3	Other ancillary hotel operations	13	13	—

$153	$149	(2.7)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$294	$285	(3.2)

(a)	Same-Store Owned Hotel results exclude one hotel sold and 11 hotels without comparable results for the three months ended June 30, 2013 and 12 hotels sold and 11 hotels without comparable results for the six months ended June 30, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended June 30, 2013

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2013	2012	Var. USD	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL HOTELS
REVPAR ($)	123.73	119.12	3.9%	128.54	122.29	5.1%	117.82	115.23	2.2%
ADR ($)	174.43	170.33	2.4%	168.83	162.31	4.0%	182.54	182.05	0.3%
Occupancy (%)	70.9%	69.9%	1.0	76.1%	75.3%	0.8	64.5%	63.3%	1.2

SHERATON
REVPAR ($)	104.34	101.78	2.5%	110.26	105.28	4.7%	97.16	97.52	-0.4%
ADR ($)	150.67	148.10	1.7%	147.79	141.47	4.5%	154.82	157.80	-1.9%
Occupancy (%)	69.3%	68.7%	0.6	74.6%	74.4%	0.2	62.8%	61.8%	1.0

WESTIN
REVPAR ($)	139.75	134.61	3.8%	140.24	133.42	5.1%	138.71	137.18	1.1%
ADR ($)	186.66	182.74	2.1%	180.14	174.49	3.2%	202.63	202.91	-0.1%
Occupancy (%)	74.9%	73.7%	1.2	77.8%	76.5%	1.3	68.5%	67.6%	0.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	200.79	185.27	8.4%	239.40	219.81	8.9%	183.93	170.19	8.1%
ADR ($)	302.79	296.65	2.1%	323.56	304.38	6.3%	292.13	292.46	-0.1%
Occupancy (%)	66.3%	62.5%	3.8	74.0%	72.2%	1.8	63.0%	58.2%	4.8

LE MERIDIEN
REVPAR ($)	131.66	129.19	1.9%	223.67	219.06	2.1%	119.65	117.47	1.9%
ADR ($)	191.49	185.73	3.1%	267.69	260.17	2.9%	179.05	173.64	3.1%
Occupancy (%)	68.8%	69.6%	-0.8	83.6%	84.2%	-0.6	66.8%	67.7%	-0.9

W
REVPAR ($)	238.45	229.22	4.0%	224.65	217.08	3.5%	273.38	259.79	5.2%
ADR ($)	295.90	287.66	2.9%	274.69	267.66	2.6%	352.54	341.33	3.3%
Occupancy (%)	80.6%	79.7%	0.9	81.8%	81.1%	0.7	77.5%	76.1%	1.4

FOUR POINTS
REVPAR ($)	80.43	76.35	5.3%	86.21	81.95	5.2%	71.59	67.87	5.5%
ADR ($)	115.96	113.01	2.6%	116.26	113.34	2.6%	115.40	112.40	2.7%
Occupancy (%)	69.4%	67.6%	1.8	74.2%	72.3%	1.9	62.0%	60.4%	1.6

ALOFT
REVPAR ($)	79.38	73.39	8.2%	89.91	84.41	6.5%	54.64	47.41	15.2%
ADR ($)	111.86	106.30	5.2%	118.67	111.57	6.4%	91.56	88.71	3.2%
Occupancy (%)	71.0%	69.0%	2.0	75.8%	75.7%	0.1	59.7%	53.4%	6.3

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Three Months Ended June 30, 2013

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	123.73	119.12	3.9%	138.46	132.47	4.5%
ADR ($)	174.43	170.33	2.4%	196.90	192.32	2.4%
Occupancy (%)	70.9%	69.9%	1.0	70.3%	68.9%	1.4

AMERICAS
REVPAR ($)	125.76	119.96	4.8%	153.92	145.97	5.4%
ADR ($)	168.43	161.91	4.0%	202.98	194.26	4.5%
Occupancy (%)	74.7%	74.1%	0.6	75.8%	75.1%	0.7

North America
REVPAR ($)	128.54	122.29	5.1%	161.04	151.93	6.0%
ADR ($)	168.83	162.31	4.0%	205.94	196.42	4.8%
Occupancy (%)	76.1%	75.3%	0.8	78.2%	77.4%	0.8

Latin America
REVPAR ($)	93.33	92.71	0.7%	99.47	100.30	-0.8%
ADR ($)	162.27	155.94	4.1%	172.34	172.34	0.0%
Occupancy (%)	57.5%	59.5%	-2.0	57.7%	58.2%	-0.5

ASIA PACIFIC
REVPAR ($)	99.58	98.18	1.4%	101.11	97.54	3.7%
ADR ($)	159.80	162.52	-1.7%	162.27	162.98	-0.4%
Occupancy (%)	62.3%	60.4%	1.9	62.3%	59.8%	2.5

Greater China
REVPAR ($)	90.31	87.97	2.7%	90.24	87.60	3.0%
ADR ($)	155.58	157.89	-1.5%	154.87	157.63	-1.8%
Occupancy (%)	58.0%	55.7%	2.3	58.3%	55.6%	2.7

Rest of Asia
REVPAR ($)	110.01	109.65	0.3%	118.35	113.26	4.5%
ADR ($)	163.89	166.92	-1.8%	172.23	170.03	1.3%
Occupancy (%)	67.1%	65.7%	1.4	68.7%	66.6%	2.1

EAME
REVPAR ($)	146.21	141.63	3.2%	154.46	149.14	3.6%
ADR ($)	211.72	209.00	1.3%	221.29	218.68	1.2%
Occupancy (%)	69.1%	67.8%	1.3	69.8%	68.2%	1.6

Europe
REVPAR ($)	161.20	157.37	2.4%	179.60	174.88	2.7%
ADR ($)	224.13	224.05	0.0%	242.27	242.91	-0.3%
Occupancy (%)	71.9%	70.2%	1.7	74.1%	72.0%	2.1

Africa & Middle East
REVPAR ($)	117.49	111.36	5.5%	117.54	111.22	5.7%
ADR ($)	184.80	176.75	4.6%	185.30	177.63	4.3%
Occupancy (%)	63.6%	63.0%	0.6	63.4%	62.6%	0.8

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned/Leased Hotel Results—Same Store

For the Three Months Ended June 30, 2013

UNAUDITED

	Worldwide			North America			International
	2013	2012	Var. USD	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL HOTELS	40 Hotels			13 Hotels			27 Hotels
REVPAR ($)	175.28	168.98	3.7%	177.08	162.11	9.2%	173.96	174.05	-0.1%
ADR ($)	234.33	227.49	3.0%	217.95	203.63	7.0%	248.39	247.41	0.4%
Occupancy (%)	74.8%	74.3%	0.5	81.2%	79.6%	1.6	70.0%	70.3%	-0.3

Total Revenue*	339,041	323,573	4.8%	149,301	135,079	10.5%	189,741	188,494	0.7%
Total Expenses*	257,425	250,772	-2.7%	118,116	111,696	-5.7%	139,309	139,076	-0.2%

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended June 30, 2013

UNAUDITED ($ millions)

	Worldwide
	2013	2012	Variance	% Variance
Management Fees
Base Fees	92	85	7	8.2
Incentive Fees	45	41	4	9.8

Total Management Fees	137	126	11	8.7

Franchise Fees	56	52	4	7.7

Total Management & Franchise Fees	193	178	15	8.4

Other Management & Franchise Revenues (1)	37	37	—	—

Total Management & Franchise Revenues	230	215	15	7.0

Other	6	7	(1)	(14.3)

Management Fees, Franchise Fees and Other Income	236	222	14	6.3

(1)	Other Management & Franchise Revenues primarily includes the amortization of the deferred gains of approximately $22 million in 2013 and 2012, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended June 30,

UNAUDITED ($ millions)

	2013	2012	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	79	76	3	3.9
Other Sales and Services Revenues (2)	83	72	11	15.3
Deferred Revenues—Percentage of Completion	—	2	(2)	(100.0)
Deferred Revenues—Other (3)	(3)	(2)	(1)	(50.0)

Vacation Ownership Sales and Services Revenues	159	148	11	7.4
Residential Sales and Services Revenues (4)	80	168	(88)	(52.4)

Total Vacation Ownership & Residential Sales and Services Revenues	239	316	(77)	(24.4)

Originated Sales Expenses (5)—Vacation Ownership Sales	53	52	(1)	(1.9)
Other Expenses (6)	63	52	(11)	(21.2)
Deferred Expenses—Percentage of Completion	—	2	2	100.0
Deferred Expenses—Other	3	3	—	—

Vacation Ownership Expenses	119	109	(10)	(9.2)
Residential Expenses (4)	44	132	88	66.7

Total Vacation Ownership & Residential Expenses	163	241	78	32.4

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2012 and 2013, includes $167 million and $74 million of revenues and $132 million and $44 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Six Months Ended June 30, 2013

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2013	2012	Var. USD	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL HOTELS
REVPAR ($)	117.22	112.59	4.1%	119.95	113.40	5.8%	113.96	111.64	2.1%
ADR ($)	172.45	168.45	2.4%	165.87	158.99	4.3%	181.50	181.57	0.0%
Occupancy (%)	68.0%	66.8%	1.2	72.3%	71.3%	1.0	62.8%	61.5%	1.3

SHERATON
REVPAR ($)	98.85	96.42	2.5%	100.87	96.14	4.9%	96.51	96.74	-0.2%
ADR ($)	149.68	147.75	1.3%	143.30	137.62	4.1%	158.23	161.47	-2.0%
Occupancy (%)	66.0%	65.3%	0.7	70.4%	69.9%	0.5	61.0%	59.9%	1.1

WESTIN
REVPAR ($)	133.61	129.30	3.3%	132.98	127.06	4.7%	134.93	134.12	0.6%
ADR ($)	184.97	180.83	2.3%	178.29	172.62	3.3%	200.72	200.16	0.3%
Occupancy (%)	72.2%	71.5%	0.7	74.6%	73.6%	1.0	67.2%	67.0%	0.2

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	198.54	180.70	9.9%	253.53	223.44	13.5%	173.28	161.18	7.5%
ADR ($)	304.71	294.33	3.5%	343.41	315.06	9.0%	283.25	282.56	0.2%
Occupancy (%)	65.2%	61.4%	3.8	73.8%	70.9%	2.9	61.2%	57.0%	4.2

LE MERIDIEN
REVPAR ($)	121.09	119.09	1.7%	203.98	193.85	5.2%	110.81	109.82	0.9%
ADR ($)	183.30	179.55	2.1%	254.57	243.74	4.4%	172.28	169.76	1.5%
Occupancy (%)	66.1%	66.3%	-0.2	80.1%	79.5%	0.6	64.3%	64.7%	-0.4

W
REVPAR ($)	221.21	208.28	6.2%	205.29	194.93	5.3%	257.94	238.88	8.0%
ADR ($)	287.13	276.93	3.7%	263.75	253.92	3.9%	343.00	333.50	2.8%
Occupancy (%)	77.0%	75.2%	1.8	77.8%	76.8%	1.0	75.2%	71.6%	3.6

FOUR POINTS
REVPAR ($)	75.69	71.23	6.3%	78.35	73.53	6.6%	71.54	67.64	5.8%
ADR ($)	114.63	111.66	2.7%	112.48	109.23	3.0%	118.52	116.03	2.1%
Occupancy (%)	66.0%	63.8%	2.2	69.7%	67.3%	2.4	60.4%	58.3%	2.1

ALOFT
REVPAR ($)	75.51	69.91	8.0%	82.88	77.98	6.3%	57.17	49.77	14.9%
ADR ($)	110.59	106.43	3.9%	115.79	109.93	5.3%	95.15	94.66	0.5%
Occupancy (%)	68.3%	65.7%	2.6	71.6%	70.9%	0.7	60.1%	52.6%	7.5

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Six Months Ended June 30, 2013

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	117.22	112.59	4.1%	131.91	126.17	4.5%
ADR ($)	172.45	168.45	2.4%	194.81	190.40	2.3%
Occupancy (%)	68.0%	66.8%	1.2	67.7%	66.3%	1.4

AMERICAS
REVPAR ($)	118.30	112.25	5.4%	146.55	138.55	5.8%
ADR ($)	165.94	159.34	4.1%	200.85	191.78	4.7%
Occupancy (%)	71.3%	70.4%	0.9	73.0%	72.2%	0.8

North America
REVPAR ($)	119.95	113.40	5.8%	151.81	142.64	6.4%
ADR ($)	165.87	158.99	4.3%	203.31	193.40	5.1%
Occupancy (%)	72.3%	71.3%	1.0	74.7%	73.8%	0.9

Latin America
REVPAR ($)	99.85	99.37	0.5%	109.47	109.69	-0.2%
ADR ($)	166.83	163.95	1.8%	179.54	178.07	0.8%
Occupancy (%)	59.9%	60.6%	-0.7	61.0%	61.6%	-0.6

ASIA PACIFIC
REVPAR ($)	102.81	100.63	2.2%	104.32	99.93	4.4%
ADR ($)	165.45	168.20	-1.6%	168.37	169.36	-0.6%
Occupancy (%)	62.1%	59.8%	2.3	62.0%	59.0%	3.0

Greater China
REVPAR ($)	90.40	86.94	4.0%	90.10	86.59	4.1%
ADR ($)	161.40	162.64	-0.8%	160.63	162.91	-1.4%
Occupancy (%)	56.0%	53.5%	2.5	56.1%	53.2%	2.9

Rest of Asia
REVPAR ($)	116.23	115.40	0.7%	125.97	120.20	4.8%
ADR ($)	169.03	173.00	-2.3%	177.70	177.03	0.4%
Occupancy (%)	68.8%	66.7%	2.1	70.9%	67.9%	3.0

EAME
REVPAR ($)	131.30	128.26	2.4%	139.49	135.95	2.6%
ADR ($)	204.00	201.27	1.4%	212.84	210.45	1.1%
Occupancy (%)	64.4%	63.7%	0.7	65.5%	64.6%	0.9

Europe
REVPAR ($)	134.84	133.38	1.1%	149.71	147.90	1.2%
ADR ($)	209.57	208.61	0.5%	225.31	225.10	0.1%
Occupancy (%)	64.3%	63.9%	0.4	66.4%	65.7%	0.7

Africa & Middle East
REVPAR ($)	124.65	118.62	5.1%	124.89	118.86	5.1%
ADR ($)	193.53	187.32	3.3%	194.41	188.60	3.1%
Occupancy (%)	64.4%	63.3%	1.1	64.2%	63.0%	1.2

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned Hotel Results—Same Store

For the Six Months Ended June 30, 2013

UNAUDITED

	Worldwide			North America			International
	2013	2012	Var. USD	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL HOTELS	38 Hotels			13 Hotels			25 Hotels
REVPAR ($)	165.89	158.03	5.0%	179.16	159.44	12.4%	155.74	156.95	-0.8%
ADR ($)	229.86	219.59	4.7%	227.70	208.01	9.5%	231.80	229.45	1.0%
Occupancy (%)	72.2%	72.0%	0.2	78.7%	76.6%	2.1	67.2%	68.4%	-1.2

Total Revenue*	629,401	599,546	5.0%	300,227	267,323	12.3%	329,173	332,223	-0.9%
Total Expenses*	494,416	480,942	-2.8%	236,360	224,634	-5.2%	258,056	256,308	-0.7%

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Six Months Ended June 30, 2013

UNAUDITED ($ millions)

	Worldwide
	2013	2012	Variance	% Variance
Management Fees
Base Fees	172	161	11	6.8
Incentive Fees	89	80	9	11.3

Total Management Fees	261	241	20	8.3

Franchise Fees	104	97	7	7.2

Total Management & Franchise Fees	365	338	27	8.0

Other Management & Franchise Revenues (1)	76	73	3	4.1

Total Management & Franchise Revenues	441	411	30	7.3

Other	12	12	—	—

Management Fees, Franchise Fees and Other Income	453	423	30	7.1

(1)	Other Management & Franchise Revenues primarily includes the amortization of the deferred gains of approximately $45 million in 2013 and $43 million in 2012, resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Six Months Ended June 30,

UNAUDITED ($ millions)

	2013	2012	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	162	159	3	1.9
Other Sales and Services Revenues (2)	171	142	29	20.4
Deferred Revenues—Percentage of Completion	(2)	3	(5)	n/m
Deferred Revenues—Other (3)	5	(4)	9	n/m

Vacation Ownership Sales and Services Revenues	336	300	36	12.0
Residential Sales and Services Revenues (4)	212	530	(318)	(60.0)

Total Vacation Ownership & Residential Sales and Services Revenues	548	830	(282)	(34.0)

Originated Sales Expenses (5)—Vacation Ownership Sales	116	111	(5)	(4.5)
Other Expenses (6)	127	105	(22)	(21.0)
Deferred Expenses—Percentage of Completion	(1)	2	3	n/m
Deferred Expenses—Other	5	6	1	16.7

Vacation Ownership Expenses	247	224	(23)	(10.3)
Residential Expenses (4)	115	410	295	(72.0)

Total Vacation Ownership & Residential Expenses	362	634	272	42.9

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2012 and 2013, includes $523 million and $203 million of revenues and $410 million and $115 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotels without Comparable Results & Other Selected Items

As of June 30, 2013

UNAUDITED ($ millions)

Properties without comparable results in 2013 and 2012:

Property	Location
The Westin Peachtree Plaza, Atlanta	Atlanta, GA
Sheraton Suites Philadelphia Airport	Philadelphia, PA
The St. Regis New York	New York, NY
The Westin Maui Resort & Spa, Ka’anapali	Maui, HI
Aloft San Francisco Airport	Millbrae, CA
Sheraton Santa Maria de El Paular	Madrid, Spain
Hotel Maria Cristina, San Sebastian	San Sebastian, Spain
Hotel Alfonso XIII, Seville	Seville, Spain
Aloft Tucson University	Tucson, AZ
The Gritti Palace, Venice	Venice, Italy
The Westin St. John	St. John, Virgin Islands

Properties sold or closed in 2013 and 2012:

Property	Location
Atlanta Perimeter	Atlanta, GA
W Los Angeles—Westwood	Los Angeles, CA
W Chicago—Lakeshore	Chicago, IL
Caesars Cove Haven	Lakeville, PA
New York—Manhattan at Times Square	New York, NY
Caesars Paradise Stream	Mount Pocono, PA
Caesars Pocono Palace	Marshalls Creek, PA
Caesars Brookdale	Scotrun, PA
Aloft Lexington	Lexington, MA
Element Lexington	Lexington, MA
W New Orleans	New Orleans, LA
W New Orleans—French Quarter	New Orleans, LA

Revenues and Expenses Associated with Assets Sold or Closed in 2013 and 2012: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold or Closed in 2012:
2012
Revenues	$35	$43	$36	$—	$ 114
Expenses (excluding depreciation)	$32	$32	$28	$1	$ 93

Hotels Sold or Closed in 2013:
2013
Revenues	$10	$2	$—	$—	$ 12
Expenses (excluding depreciation)	$8	$2	$—	$—	$ 10

2012
Revenues	$11	$11	$10	$11	$ 43
Expenses (excluding depreciation)	$8	$8	$9	$9	$ 34

(1)	Results consist of four hotels sold in 2013 and eight hotels sold in 2012. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2013 and 2012. These amounts are not impacted from the sale of Caesars Brookdale because it was closed prior to 2012.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Six Months Ended June 30, 2013

UNAUDITED ($ millions)

	Q2	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	6	13
Corporate/IT	25	35

Subtotal	31	48
Vacation Ownership and Residential Capital Expenditures:
Net capital expenditures for inventory (excluding St. Regis Bal Harbour) (2)	(8)	(23)
Capital expenditures for inventory—St. Regis Bal Harbour	1	3

Subtotal	(7)	(20)
Development Capital	48	129

Total Capital Expenditures	72	157

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $9 million and $16 million in the three and six months ended June 30, 2013, less cost of sales of $17 million and $39 million in the three and six months ended June 30, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2013 Divisional Hotel Inventory Summary by Ownership by Brand

As of June 30, 2013

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned & Leased
Sheraton	11	6,228	6	3,529	5	2,699	2	821	—	—	2	821	4	705	4	705	—	—	17	7,754
Westin	6	3,131	3	2,229	3	902	1	273	—	—	1	273	3	650	3	650	—	—	10	4,054
Four Points	1	177	1	177	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	177
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	2	824	1	643	1	181	—	—	—	—	—	—	5	577	5	577	—	—	7	1,401
St. Regis	3	716	3	716	—	—	1	160	—	—	1	160	2	261	2	261	—	—	6	1,137
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	3	542	3	542	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	542
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135

Total Owned & Leased	28	12,262	19	8,480	9	3,782	4	1,254	—	—	4	1,254	16	2,858	16	2,858	—	—	48	16,374

Managed & UJV
Sheraton	53	29,505	37	26,426	16	3,079	82	32,505	54	24,404	28	8,101	72	20,735	40	11,517	32	9,218	207	82,745
Westin	60	30,796	57	29,910	3	886	31	10,340	15	5,341	16	4,999	15	5,046	12	4,097	3	949	106	46,182
Four Points	3	426	—	—	3	426	24	7,461	19	5,840	5	1,621	14	2,582	5	779	9	1,803	41	10,469
W	28	8,483	26	8,050	2	433	9	2,302	3	1,115	6	1,187	4	805	3	364	1	441	41	11,590
Luxury Collection	11	1,938	4	1,648	7	290	10	1,991	4	811	6	1,180	26	4,859	21	3,475	5	1,384	47	8,788
St. Regis	11	2,117	9	1,808	2	309	8	2,032	5	1,380	3	652	5	1,108	2	223	3	885	24	5,257
Le Meridien	4	469	3	309	1	160	27	7,568	8	2,796	19	4,772	47	12,984	19	5,808	28	7,176	78	21,021
Aloft	3	469	—	—	3	469	7	1,801	5	1,023	2	778	4	943	3	535	1	408	14	3,213
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	151	1	151	—	—	—	—	—	—	—	—	1	165	1	165	—	—	2	316

Total Managed & UJV	174	74,354	137	68,302	37	6,052	198	66,000	113	42,710	85	23,290	188	49,227	106	26,963	82	22,264	560	189,581

Franchised
Sheraton	175	51,323	164	48,473	11	2,850	13	6,124	3	1,836	10	4,288	19	4,937	17	4,534	2	403	207	62,384
Westin	65	20,527	60	19,000	5	1,527	9	2,730	2	496	7	2,234	3	1,176	3	1,176	—	—	77	24,433
Four Points	125	19,649	116	18,320	9	1,329	8	1,441	1	126	7	1,315	6	971	6	971	—	—	139	22,061
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	9	1,748	7	1,500	2	248	10	3,071	—	—	10	3,071	12	1,673	12	1,673	—	—	31	6,492
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	11	2,717	10	2,606	1	111	3	715	1	160	2	555	5	1,446	3	623	2	823	19	4,878
Aloft	51	7,528	51	7,528	—	—	5	742	—	—	5	742	—	—	—	—	—	—	56	8,270
Element	11	1,793	11	1,793	—	—	—	—	—	—	—	—	—	—	—	—	—	—	11	1,793
Other	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

Total Franchised	447	105,285	419	99,220	28	6,065	48	14,823	7	2,618	41	12,205	45	10,203	41	8,977	4	1,226	540	130,311

Systemwide
Sheraton	239	87,056	207	78,428	32	8,628	97	39,450	57	26,240	40	13,210	95	26,377	61	16,756	34	9,621	431	152,883
Westin	131	54,454	120	51,139	11	3,315	41	13,343	17	5,837	24	7,506	21	6,872	18	5,923	3	949	193	74,669
Four Points	129	20,252	117	18,497	12	1,755	32	8,902	20	5,966	12	2,936	20	3,553	11	1,750	9	1,803	181	32,707
W	29	8,992	27	8,559	2	433	9	2,302	3	1,115	6	1,187	6	1,470	5	1,029	1	441	44	12,764
Luxury Collection	22	4,510	12	3,791	10	719	20	5,062	4	811	16	4,251	43	7,109	38	5,725	5	1,384	85	16,681
St. Regis	14	2,833	12	2,524	2	309	9	2,192	5	1,380	4	812	7	1,369	4	484	3	885	30	6,394
Le Meridien	15	3,186	13	2,915	2	271	30	8,283	9	2,956	21	5,327	52	14,430	22	6,431	30	7,999	97	25,899
Aloft	57	8,539	54	8,070	3	469	12	2,543	5	1,023	7	1,520	4	943	3	535	1	408	73	12,025
Element	11	1,793	11	1,793	—	—	—	—	—	—	—	—	—	—	—	—	—	—	11	1,793
Other	2	286	2	286	—	—	—	—	—	—	—	—	1	165	1	165	—	—	3	451
Vacation Ownership	14	7,532	13	6,952	1	580	—	—	—	—	—	—	—	—	—	—	—	—	14	7,532

Total Systemwide	663	199,433	588	182,954	75	16,479	250	82,077	120	45,328	130	36,749	249	62,288	163	38,798	86	23,490	1,162	343,798

Note: Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of June 30, 2013

UNAUDITED

	# Resorts			# of Units (1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed (3)	Development (4)	Capacity (5),(6)	Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,584	22	37	1,643
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	1	100

Total SVO, Inc.	21	21	16	4,824	22	750	5,596

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	22	22	17	5,022	22	750	5,794

Total Intervals Including UJV’s (7)				261,144	1,144	39,000	301,288

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.